Exhibit 10.44

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

And 240.24b-2

COMMERCIAL SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (the “Agreement”) is entered into as of October 7, 2004 (the “Effective Date”), by and between AMYLIN PHARMACEUTICALS, INC. (“Company”), having its principal place of business located at 9360 Towne Centre Drive, Suite 110, San Diego, CA 92121, U.S.A. and CP Pharmaceuticals Ltd. (“Manufacturer”), having its registered office at Ash Road North, Wrexham Industrial Estate, Wrexham LL13 9UF, United Kingdom.

RECITALS

WHEREAS, Manufacturer is in the business of manufacturing pharmaceutical products;

WHEREAS, Company is engaged in research and development of, and intends to commercialize, pharmaceutical products;

WHEREAS, pursuant to the Development Letter Agreement between the parties dated April 13, 2004 (the “Letter Agreement”), Manufacturer has assisted Company in the development of a Manufacturing Process for the Product (each as defined herein) and has supplied the Product to Company for use in clinical investigations and registration batches to support regulatory filings; and

WHEREAS, Company wishes to purchase from Manufacturer, and Manufacturer is willing to supply to Company, the Product in commercial quantities for commercial sale on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and premises contained in this Agreement, the parties hereto agree as follows:

1.             Definitions.

1.1          “Affiliate” shall mean an entity that, directly or indirectly, controls, is controlled by or is under common control with a party, where “control” means the possession, direct or indirect, or the power to direct or cause the direction of the management or policies of an entity, whether by ownership of at least 50% of the common stock or voting ownership interest of an entity, by contract or otherwise; provided, however that the Collaboration Partner shall not be an Affiliate of Amylin.

1.2          “Applicable Laws” shall mean all United States and European jurisdiction’s federal, state, local and other laws, statutes, rules, regulations, ordinances, (including any amendments thereto), applicable to the manufacture and shipment of Product, including, without limitation, the applicable regulations and guidance of the FDA, all applicable EU cGMPs. Extensions to the aforementioned defined territories shall be the subject of side letters to this Agreement which may be jointly agreed in good faith from time to time between the Parties.

1.3          “Approval Date” shall mean the date the FDA grants final Regulatory Approval of a Drug Approval Application submitted by the Company for the Product.

1.4          “Batch” shall mean that quantity of units of Product produced from a single homogeneous mix in a single cycle of manufacture.

1.5          “Batch Record” shall mean Manufacturer’s documented procedures for compounding, filling and packaging Exenatide and/or inactive excipients into Product as agreed upon by the parties in writing in advance of manufacture of the applicable Batch.

1.6          “Business Day” shall mean any Monday, Tuesday, Wednesday, Thursday or Friday which is not a bank holiday in San Diego, California or the United Kingdom.

1.7          “Certificate of Analysis” shall mean a signed certificate, issued by the party providing a pharmaceutical compound or product, attesting to the nature and/or content, as applicable, of such compound or product.

1.8          “cGMP” shall mean current good manufacturing practices as defined from time to time (a) in regulations promulgated under the FDCA; (b) the principles and guidelines specified in Chapter II of European Commission Directive 91/356/EEC, including “the rules governing medicinal products” in the European Union Volume 4; and (c) laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture equivalent to those in (a) and (b) above.

1.9          “Collaboration Partner” shall mean Eli Lilly and Company, with whom Company has entered into a collaboration arrangement regarding Exenatide, or its successor.

1.10        “Confidential Information” of a party shall mean all data and information, tangible or intangible, whether in written, graphic, verbal or electronic form, disclosed by such party to the other party, its employees or representatives, or developed for or on behalf of such party by the other party under this Agreement.

1.11        “Contaminant” means a substance contained in Product that (i) causes Product to fail to meet any Product Requirements or (ii) causes Product to be adulterated within the meaning of the FDCA.

1.12        “Control” shall mean, with respect to certain rights, possessing ownership of or possessing the right to grant a license to such rights.

1.13        “Drug Approval Application” shall mean an application for Regulatory Approval required before commercial sale or use of Product as a drug in a regulatory jurisdiction.

1.14        “Exenatide or Exenatide Drug Substance” shall mean a dry powder preparation containing Exenatide peptide as provided by Company for further manufacture into Product by Manufacturer.

1.15        “Facilities” shall mean the manufacturing plant and offices owned by Manufacturer and located at Ash Road North, Wrexham Industrial Estate, Wrexham LL13 9UF, United Kingdom and a storage and distribution facility owned by Manufacturer and located at Unit B, Spectrum Business Park, Bridge Road South, Wrexham Industrial Estate, Wrexham LL13 9QA, United Kingdom.

1.16        “FDA” shall mean United States Food and Drug Administration or any successor agency.

1.17        “FDCA” shall mean the United States Federal Food Drug and Cosmetics Act, as amended and all regulations promulgated thereunder, or any successor laws and regulations thereto

1.18        “Fill Date” shall mean that date on which the manufacture of a Batch is actually completed, notwithstanding the date on which the Batch manufacture begins.

1.19        “Hidden Defect” shall mean a defect that causes Product to fail to conform to the Specifications or to the warranties provided by Manufacturer hereunder, which defect is not discoverable upon reasonable physical inspection and testing performed pursuant to Section 5.3 but is discovered at a later time (e.g., in the course or as a result of long-term stability studies).

1.20        “Manufacturing Process” shall mean the methods, techniques, processes and procedures developed under the Development Agreement or otherwise provided to Manufacturer by the Company or its Collaboration Partner with respect to Product.

1.21        “Materials” shall mean raw materials, components, excipients and other ingredients and packaging materials used in the manufacture and packaging of Product.

1.22        “OUS Country” shall mean any country outside of the United States and its territories.

1.23        “Product” shall mean the finished dosage form of Exenatide, for injection in cartridge presentation as described in Exhibit B to this Agreement.

1.24        “Product Price” shall mean the price for Product set forth in Exhibit A.

1.25        “Product Requirements” shall mean all of the requirements referenced in Section 8.3 of this Agreement.

1.26        “Quality Agreement” shall mean the (Technical) Quality Agreement among Amylin, Collaboration Partner and Manufacturer dated as of the Effective Date, which is incorporated into this Agreement by reference and made a part hereof.

1.27        “Recall Action” shall have the meaning ascribed to it in Section 5.4 hereof.

1.28        “Regulatory Approval” shall mean any approvals (including supplements, amendments, pre-marketing and post-marketing approvals, labeling approval, and pricing and reimbursement approvals), licenses, registrations or authorizations of any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the manufacture, distribution, use or sale of Product in a regulatory jurisdiction.

1.29        “Regulatory Authority” shall mean the FDA in the United States or the MHRA, EMEA or any other the applicable regulatory agency or entity having the responsibility, jurisdiction, and authority to approve the manufacture, use, importation, packaging, labeling, marketing, and sale of Product in any additional country, or any successor body to any of them.

1.30        “Specifications” shall mean the regulatory, manufacturing, quality control and quality assurance procedures, processes, practices, standards, instructions and any other attributes that the parties agree upon, or that are otherwise required, in connection with the manufacture of Product, as set forth on Exhibit B, as amended from time to time by written agreement of the parties pursuant to Section 2.6.

1.31        “Term” shall have the meaning provided in Section 9.1.

2.             Purchase and Supply.

2.1          Purchase and Supply Agreement.  During the Term, Company agrees to buy from Manufacturer, and Manufacturer agrees to sell to Company, such quantities of the Product as may be set forth on purchase orders placed by Company in accordance with the provisions hereof.

2.2          Minimum Orders.  For the time frame beginning on the Effective Date and ending on the first day of the calendar month after the date of the one year anniversary of the Approval Date (the “Initial Period”), Company agrees to purchase Product from Manufacturer in an amount equal to or greater than [***] ([***]) cartridges.  For clarification purposes, cartridges purchased as process validation batches,  including those for which purchase orders have been submitted prior to the Effective Date by Company to Manufacturer, will count as part of the minimum quantity required in the Initial Period.  For the time frame beginning on the date the Initial Period ends and ending on the one year anniversary thereof (the “Second Period”), Company agrees to purchase Product from Manufacturer in an amount equal to or greater than [***] ([***]) cartridges.  For the time frame beginning on the date the Second Period ends and ending on the one year anniversary thereof (the “Third Period”), Company agrees to purchase Product from Manufacturer in an amount equal to or greater than [***] ([***]) cartridges. For the time frame beginning on the date the Third Period ends and ending on the one year anniversary thereof (the “Fourth Period”), Company agrees to purchase Product from Manufacturer in an amount equal to or greater than [***] ([***]) cartridges. For the time frame beginning on the date the Fourth Period ends and ending on the one year anniversary thereof (the

* Confidential Treatment Request(ed)

“Fifth Period” and together with the Initial Period, the Second Period, the Third Period, and the Fourth Period, the “Purchase Periods”), Company agrees to purchase Product from Manufacturer in an amount equal to or greater than [***] ([***]) cartridges.  In the event that during any Purchase Period the Company’s actual purchases of the Product from Manufacturer are less than the minimum amount specified above for said Purchase Period, Company will pay to Manufacturer the difference between the amount invoiced to Company for its actual purchases during the Purchase Period and the amount that would have been invoiced had Company purchased the minimum amount agreed to for such Purchase Period; provided, however, (i) Company shall not be obligated to make any such payments if the Agreement has been terminated, and (ii) the Company shall only be obligated to pay for Product supplied to the Company pursuant to this Agreement.  In any given calendar quarter, Company shall order [***]% of the minimum quantity, plus or minus [***]%, for the Purchase Period in which the calendar quarter occurs.  Following the Fifth Period, Manufacturer may bid, in competition with Company’s other manufacturers of the Product, to provide a greater percentage of Company’s requirements of the Product.  For purposes of this Section 2.2, a “purchase” shall mean the submission by Company of a firm purchase order.

2.3          Forecasts.  Beginning within seven days of the Approval Date and at the commencement of every calendar quarter thereafter, Company shall furnish Manufacturer with non-binding forecasts of [***] Product requirements under this Agreement for the ensuing [***] ([***]) calendar [***].

2.4          Purchase Orders.  Company shall order the Product by submitting written purchase orders, in Company’s standard form in effect from time to time, to Manufacturer.  Each purchase order shall specify the quantities of the Product ordered which shall be in Batch quantities or multiples thereof, the cartridge size thereof, the desired shipment date for such Product, the pricing, and any special shipping instructions.  Company shall submit each purchase order to Manufacturer at least [***] Business days in advance of the desired shipment date specified in such purchase order. No more than five (5) Business Days following receipt of each purchase order Manufacturer shall confirm in writing its acceptance of same and shall advise Company of its planned shipment date and its designated lot numbers for the Product.  Manufacturer shall make each shipment of the Product in the quantity, cartridge size and on the shipment date specified for it on Company’s purchase order, via the mode(s) of transportation and to the party and destination specified on such purchase order.  Release samples representing the Manufacturing Process and meeting the requirements set forth in the Batch Record will be shipped within [***] Business Days after the actual Fill Date. No later than [***] ([***]) Business days following Company’s submission of a purchase order Manufacturer shall ship the Product which is the subject of the purchase order, subject to Section 5.1, and shall supply copies of the associated documentation as described in the Quality (Technical) Agreement, including the signed Certificate of Analysis and signed Certificate of Compliance for the Product.  Any purchase orders for the Product submitted by Company to Manufacturer shall reference this Agreement and shall be governed exclusively by the terms contained herein except to the extent set forth in the following sentence. The terms and conditions of this Agreement shall supersede any term or condition in any order, confirmation or other document furnished by Company or Manufacturer that is inconsistent with these terms and conditions, except to the extent that any term, provision or condition set forth in a purchase order expressly states that it supersedes any term, provision or condition of this Agreement, unless it is mutually agreed

* Confidential Treatment Request(ed)

between the parties hereto.  If purchase orders are issued less than [***] Business days in advance of the desired shipment date, Manufacturer shall make commercially reasonable efforts to meet Company’s requirements, however Manufacturer’s failure to meet such requirements shall not be deemed to be a breach of this Agreement.  In the event a purchase order is issued less than [***] ([***]) Business days in advance of the desired shipment date, Manufacturer shall advise Company within (5) five Business Days whether such purchase order can be fulfilled by the date requested in the purchase order and the parties shall agree upon a delivery date of the requested Product.

3.             Prices and Payment.

3.1          Price.  Company shall pay to Manufacturer the applicable Product Price for all Product supplied to Company pursuant to this Agreement. All shipment and delivery costs directly related to Product shipment shall be invoiced directly to Company. For any additional services requested by Company via a purchase order and provided by Manufacturer, such as testing or packaging, Company shall pay the applicable price set forth on Exhibit A hereto provided; however, Manufacturer shall provide Company a prior written estimate of the costs for such services.  Company shall pay to Manufacturer the actual, out-of-pocket costs for any materials for which it has agreed herein to be responsible to pay.

3.2          Invoices.  Upon acceptance by Manufacturer of a purchase order, Manufacturer shall invoice Company for [***] percent ([***]%) of the estimated aggregate Product Price for the purchase order plus [***] percent ([***]%) of the cost, including quality control testing costs, of the raw materials, components and sundry production items to be used in the manufacture of Product which is the subject of the purchase order.  The balance of each purchase order shall be invoiced to Company upon the submission Batch Records duly approved by Manufacturer to Company for the batches of Product manufactured for such purchase order.

3.3          If, after issuing a Purchase Order to the Manufacturer for quantities which are in excess of the minimum order quantities defined in Section 2.2 for that Purchase Period and acceptance by the Manufacturer of such Purchase Order, but before Manufacturer starts work to manufacture for that Purchase Order, the Company subsequently cancels or postpones its order, then Manufacturer shall have the right but not the obligation to charge to Company [***] percent ([***]%) of the product price (“Cancellation Fee”). If, after issuing a Purchase Order to the Manufacturer, the Company subsequently cancels or postpones its order after the Manufacturer has started work to manufacture for that Purchase Order, the Manufacturer shall be entitled to charge to Company [***] percent ([***]%) of the Product Price for that Purchase Order.

3.4          Time for payments shall be of the essence. The Manufacturer reserves the right to charge the lesser of either [***]% or the highest percentage allowed under applicable law, per month on any overdue amount until the date of payment in full save where part or whole payment is withheld by the Company on a specific invoice as a result of a genuine dispute over that invoice or part thereof.

3.5          Method of Payment; Currency.  All payments due hereunder to Manufacturer shall be paid to Manufacturer in [***] not later than [***] ([***]) days following

* Confidential Treatment Request(ed)

the receipt of the applicable invoice, unless such shipment of Product is rejected in accordance with the provisions of Section 5.3.  Company shall make payment by telegraphic transfer to the account number [***] at Lloyds Bank, 53 King Street, Manchester M60 2ES, UK, Sort Code 30-95-42 or to such other account of Manufacturer designated in writing to Company.  All currency amounts referenced in this Agreement are to [***].

3.6          Effect of Certain Events.  In the event of termination or expiration of this Agreement, Manufacturer shall provide reasonable assistance to Company to implement the transfer of manufacturing responsibility for the Product to Company or its designee.  Such reasonable assistance shall include transfer of the Manufacturing Process as described in Section 7.6. In the event of termination of this Agreement by Company pursuant to Section 9.2(a) or (b) or 9.3(c), such reasonable assistance will be provided at Manufacturer’s expense. In the event of termination of this Agreement pursuant to Section 9.3(b) or Section 9.4, within [***] days Company shall pay to Manufacturer a sum of [***] British pounds sterling (£UK[***]) and payment of such amount shall be a full and final settlement of all obligations of Company pursuant to this Agreement. In the event of any other termination or expiration of this Agreement, Company shall pay Manufacturer’s reasonable and documented costs of providing such assistance.  In the event of termination or expiration of this Agreement, Manufacturer will promptly return to Company all unused Exenatide provided to Manufacturer pursuant to Section 4.1 hereof and Materials paid for by Company as directed by and at the expense of Company.

4.             Manufacturing.

4.1          Materials.

(a)                                  Except as stated in Section 4.1(b), Manufacturer will obtain any Materials required for the manufacture of the Product, and shall use commercially reasonable efforts to obtain the best price for such materials, in reasonable quantities consistent with Company’s most recent forecast for the Product. Company shall pay the actual, out-of-pocket cost of the Materials plus the cost of related quality control testing subject to Sections 3.2 and 3.5. Manufacturer shall store the Materials at no cost to the Company.  All Materials obtained by Manufacturer pursuant to this Section 4.1(a) shall meet the specifications stated in the Quality Agreement and Manufacturer shall order all Materials only from vendors approved in advance by Company.  Manufacturer shall ensure components, excipients and other materials required to manufacture the Batch are released for use, in accordance with Manufacturer’s Quality System and requirements stated in the then current Quality Agreement, prior to the manufacturing of the Batch.  Company shall reimburse the Manufacturer all the costs of all the components in stock or on order on behalf of the Company by the Manufacturer, including QC testing costs and disposal costs, if such materials become redundant at any time if: (i) Company or its Collaboration Partner makes a good faith determination not to continue with the commercialization of Product, (ii) Company terminates this Agreement according to Section 9.4, (iii) such materials expire due to insufficient demand for Product, or (iv) such materials become obsolete due to a change of specification advised by the Company or is Collaboration Partner; provided, however, Manufacturer shall use commercially reasonable efforts to either utilize such materials in other areas of its business or to return the materials, and Company shall not reimburse Manufacturer for any such utilized or returned materials.  The orders will be placed keeping in view the future forecasts and delivery lead times. Manufacturer will maintain a safety

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stock level of at least [***] ([***]) calendar [***] and [***] ([***]) calendar [***], but no more than [***] ([***]) calendar [***] of approved materials.  For clarification purposes, safety stock includes materials needed to fulfill forecasts issued by Company pursuant to Section 2.3.  Manufacturer and Company will review safety stock levels on a quarterly basis and will mutually agree to make appropriate changes.

(b)           Company shall supply to Manufacturer, free of charge, freight and duties prepaid and with transportation insurance paid by Company, quantities of Exenatide sufficient to enable Manufacturer to manufacture the quantities of the Product ordered by Company.  Exenatide will be sampled according to the Quality Agreement and held by Manufacturer under appropriate storage conditions until such time as it is required for manufacture of Product. Manufacturer and Company agree that in the case of Product manufactured prior to satisfactory completion of the first [***] commercial full scale batches (including the process validation batches) of each of the presentations of Product, Manufacturer shall make commercially reasonable efforts to maximize yields but shall not be held liable for losses of Exenatide occurring as part of the manufacturing process. After satisfactory completion of the first [***] commercial full scale batches of each Product the Parties shall meet to agree a target yield for future production (Target Yield). The Target Yield shall be defined as [***] percent ([***]%) of the average yield of the [***] batches of each presentations of Product. For clarity, “satisfactory completion” of a batch will not include a batch with aberrant results.  All shipments of Exenatide will be accompanied by a Certificate of Analysis indicating the peptide content of such Exenatide and such other information as Amylin may specify and is to arrive approximately [***] days in advance of planned Product manufacture to allow for testing. Within [***] ([***]) business days of receipt of any Exenatide hereunder, Manufacturer will verify the quantity and identity of such shipment of Exenatide according to test methods approved and provided by Company and shall inspect the Exenatide in accordance with Manufacturer’s incoming material inspection procedures.  If Manufacturer detects any discrepancies in the Exenatide in quantity or in the identity based on the identity testing performed, Manufacturer shall inform Company immediately upon, but no later than [***] ([***]) business days after, having detected such discrepancies.  Manufacturer shall also inform Company of any obvious damage to the Exenatide or container received within [***] ([***]) business days of Manufacturer’s receipt thereof.  Any rejected Exenatide shall be returned at Company’s expense and direction. Company shall make all final determinations if material is suitable for use in Product manufacturing.

4.2          Manufacture of Product.  Manufacturer will manufacture and store Product at the Facilities in accordance with the Quality Agreement, the Specifications, applicable Regulatory Approvals, cGMPs and other Applicable Laws, as then in effect.  Manufacturer shall not rework any Batch of the Product without Company’ prior written consent, which consent shall not be unreasonably withheld.  Manufacturer shall allow an employee of each of Company and Collaboration Partner (and, with Manufacturer’s prior consent, other persons) to be present during all manufacturing of the Product. The Manufacturer shall perform quality control and quality assurance testing to protocols and procedures agreed in writing between the Parties prior to shipment of Exenatide Injection to the Company. The Manufacturer shall test a portion of each Batch manufactured for the Company prior to delivering such Batch to the Company, and shall provide a certificate of analysis (i) confirming that the Manufacturer followed the agreed methods for the testing of such Exenatide Injection, (ii) containing the quality control and quality

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assurance test results for such Batch and (iii) confirming that such Batch has been manufactured in accordance with the Batch records and cGMP. The Manufacturer shall notify the Company immediately of any test failures noted in the manufacture of Exenatide Injection.

4.3          Change in Specifications or Manufacturing Process.

(a)                                  Each party shall notify the other in advance of any proposed changes in Specifications, release testing, stability testing, packaging, materials, equipment, facilities, processes or procedures used to manufacture Product under this Agreement.  No changes in Specifications, release testing, stability testing, packaging or the materials, equipment, facilities, processes or procedures used to manufacture Product under this Agreement, except changes required by any applicable Regulatory Authority, will be made unless the parties have agreed to such changes in writing prior to adoption of such changes. Any such changes to the Product Specifications, release testing, stability testing, packaging, materials, equipment, facilities, processes or procedures used to manufacture Product shall be handled in accordance with the procedures established in the Quality Agreement, with costs paid as provided in Section 4.3(b), (c) or (d), as applicable.

(b)                                  In the event Company requests any such changes be made, other than changes described in Section 4.3(d), Manufacturer shall accommodate Company’s requested changes to the extent technologically feasible.   If such changes would result in material change in the cost of manufacture, then in that event the product price may be suitably modified. If such changes require the purchase of capital equipment, such costs and any related installation and qualification costs will be to the account of the Company and such capital equipment shall be owned by the Company.

(c)                                  In the event Manufacturer requests any such changes be made, other than changes described in Section 4.3(d), and such changes would result in a material increase in Manufacturer’s cost of manufacture, all costs reasonably required in connection with such changes shall be paid as mutually agreed by the parties.

(d)                                  In the event changes are requested by a Regulatory Authority or required to bring either of the Facilities into compliance with Applicable Laws, or additional changes, activities, or manufacturing is required to bring the manufacturing process into compliance with Applicable Laws, Specifications or other Product Requirements, Manufacturer shall accommodate such changes to the extent technologically feasible, and all costs reasonably required in connection with such changes, activities, or manufacturing shall be borne by the Manufacturer.  In such an event the product price may be suitably revised to accommodate such changes

4.4          Regulatory Matters.

(a)                                  Manufacturer shall provide to Company and Collaboration Partner such documentation, data and other information relating to the Facilities, Products, or Manufacturer’s manufacturing processes and procedures for Product as Company or Collaboration Partner may request for submission to Regulatory Authorities.

(b)                                  Company and Collaboration Partner shall be responsible for all filings necessary for Regulatory Approvals.  The parties agree that Company shall be the sole and exclusive owner of all right, title and interest in and to all Drug Approval Applications and Regulatory Approvals related to the Product in the United States and the Collaboration Partner shall be the sole and exclusive owner of all right, title and interest in and to all Drug Approval Applications and Regulatory Approvals related to the Product in any OUS Country. Manufacturer shall assist Company and Collaboration Partner in the preparation of all documents necessary to effectuate Company’s and Collaboration Partners rights in all Drug Approval Applications and Regulatory Approvals related to the Product and agrees to transfer, effect, confirm, perfect, record, preserve, protect and enforce all rights, title and interests transferred hereunder, at the reasonable request and expense of Company. Manufacturer will use commercially reasonable efforts to assist Company and Collaboration Partner in obtaining such Regulatory Approvals. For the avoidance of doubt, Company and Collaboration Partner have sole responsibility for the content of all Drug Approval Applications.

4.5          Compliance with Quality Agreement and Applicable Laws. The parties shall comply with the terms and conditions of the Quality Agreement. Manufacturer shall comply with all Applicable Laws with respect to activities under this Agreement.   Manufacturer represents and warrants to Company that it has and will maintain during the Term all establishment licenses and permits, including without limitation health, safety and environmental permits, necessary for the conduct of Manufacturer’s activities under this Agreement.

4.6          Manufacturer Facilities.  Manufacturer warrants and represents that it has, and will maintain, all licenses, permits and approvals necessary to fulfill its obligations under this Agreement.  Manufacturer covenants to design and operate the facilities it uses to manufacture, package, test, or store Product to successfully pass inspections conducted by regulatory authorities. Manufacturer agrees to maintain appropriate security measures at its facilities no less stringent than measures that are customary in the pharmaceutical industry.

4.7          QA Audits. Upon written notice of no less than [***] ([***]) Business Days for routine audits to Manufacturer, Company and Collaboration Partner shall have the right to have representatives visit the Facilities during normal business hours to review Manufacturer’s manufacturing operations, assess its compliance with cGMPs and quality assurance standards, and discuss any related issues with Manufacturer’s manufacturing and management personnel.  Manufacturer shall maintain the Facilities in accordance with cGMPs.  Manufacturer’s failure to correct any cGMP deficiency regarding any aspect of Manufacturer’s manufacture within a reasonable time period after notice of such deficiency shall be a material breach of this Agreement. Upon reasonable notice, the Manufacturer will allow employees of the Company and its Collaboration Partner access to the Facility, documentation, and personnel to audit and for observation of the production process and quality control testing of the Exenatide Injection, disposal of waste and adherence to cGMP requirements and this Agreement. During such inspections, employees of the Company and its Collaboration Partner (no. of persons should be restricted to not more than [***] ([***])) shall have the right to audit any aspect of the Manufacturers manufacture of Exenatide Injection, and such audit may include, without limitation, verification of Manufacturers maintenance of drug establishment registrations with the FDA and other applicable Regulatory Authorities, and review of conditions and documentation of any aspect of manufacture of Exenatide Injection.

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4.8          Regulatory Inspections. Manufacturer agrees to permit the FDA and other Regulatory Authorities to inspect any aspect of Manufacturer’s manufacture and testing of the Product including, without limitations, any pre-approval inspection (“PAI”). Manufacturer shall cooperate with Company and Collaboration Partner, and with any Regulatory Authority, as necessary to facilitate prompt approvals by such Regulatory Authority of the Manufacturing Process or testing process for the Product, including preparation and submission of necessary data relating to the manufacturing or testing processes, including without limitation any PAI or subsequent inspection. Manufacturer shall notify Company if either or both of the Facilities are the subject of an inspection by any Regulatory Authority or any compliance inspection relating to, or that could reasonably be expected to, affect the manufacture or storage of the Product or its production at the Facilities. Manufacturer shall provide such notification, by telephone and fax, as soon as Manufacturer becomes aware of the inspection, but not later than two (2) Business Days from the time Manufacturer becomes aware of the inspection. In connection with any such inspection, including without limitation a PAI, Manufacturer shall allow employees or representatives of each of Company and Collaboration Partner to be present during the inspection.  Manufacturer shall allow Company and Collaboration Partner to participate in the formulation of any response to regulatory inspections or any other issues raised by any Regulatory Authority related to Product.  Manufacturer will also simultaneously provide Company with photocopies of any responses provided to any Regulatory Authority, including, without limitation, responses to any FDA 483 or similar reports. Manufacturer shall keep Company and Collaboration Partner fully informed as to any Manufacturer communication with any Regulatory Authority related to Product.

4.9          Investigation of Failed Batch.  Manufacturer shall investigate, and cooperate fully with Company and Collaboration Partner in investigating any Batch that fails to meet the Product Requirements or that incurs a significant deviation from expected Manufacturing Process.  Manufacturer shall keep Company informed of the status of any investigation and, upon completion of the investigation, shall provide Company and Collaboration Partner with a final written report describing the cause of the failure or deviation and summarizing the results of the investigation.

4.10        Documentation.    Manufacturer shall keep complete, accurate and authentic accounts, notes, data and records of the work performed under this Agreement, including, without limitation, master production and control records and Product complaint files, in accordance with Applicable Laws.  In addition, Manufacturer shall retain and store samples of each Batch only as required by Applicable Laws.  The sample size shall be twice the size necessary to conduct quality control testing. Manufacturer shall retain such records and samples for the periods required by Applicable Laws. Upon Company’s request, Manufacturer shall make available copies of such records and portions of the samples to Company and, if directed by Company, to Collaboration Partner.  After such time period, Manufacturer shall notify Company prior to destroying such records and samples and, at Company’s request and expense, shall provide copies of such records and any remaining samples to Company.  The Manufacturer shall not be obliged to retain any samples thereafter and after due intimation to the company, the Manufacturer shall destroy the remaining samples.

4.11        Complaints and Adverse Reaction.  Each party shall promptly advise the other of any complaints, adverse reaction reports, safety issues or toxicity issues relating to

Product of which it becomes aware, which may be the result of, or have an effect on, the manufacturing or packaging operations performed by Manufacturer.  Company or Collaboration Partner shall be responsible for all reporting of such information to Regulatory Authorities.

4.12        Labeling; Trademark.  Manufacturer shall affix labeling to the Product as and if directed by Company.  Nothing in this Agreement gives Manufacturer the right to use any trademark or trade name of Company or Collaboration Partner except as specified in writing by Company or Collaboration Partner.  Manufacturer shall not affix any label, stamp or other mark identifying Manufacturer as the source of the Product except as instructed in writing by Company or as may be required by Applicable Laws.

5.             Delivery and Acceptance.

5.1          Delivery.  Unless otherwise agreed by the parties in writing, all shipments shall be shipped FCA (Incoterms 2000) the Facilities by air freight to the destination specified by Company in the applicable purchase order. Manufacturer shall make each shipment of the Product in the quantity, cartridge size and on the shipment date specified for it on Company’s purchase order, via the mode(s) of transportation and to the party and destination specified on such purchase order. Manufacturer will package and ship the Product in accordance with Manufacturer’s customary practices for pharmaceutical products, unless otherwise specified by Company.  Manufacturer shall deliver Product ordered by Company on the scheduled delivery dates set forth in the relevant purchase orders, subject to the provisions of Section 2.3.  If Company is not ready to accept shipment of Product on the date Manufacturer is prepared to ship Product, then Manufacturer shall store Product in a manner consistent with customary practices for pharmaceutical products and Company shall pay Manufacturer a commercially reasonable storage fee.  Company and Manufacturer agree to negotiate the amount of such storage fee in good faith.

5.2          Title. Title to all Exenatide shall at all times remain in Company.  Title to all Materials other than Exenatide, work in progress to produce Product, and all completed Product (except Exenatide contained therein) shall remain with Manufacturer until delivery of such Product to carrier designated by the Company.  Notwithstanding the foregoing, and regardless of whether delivery of Product to Company has occurred under Section 5.1, Manufacturer shall bear all risk of loss with respect to, and shall insure, all Product until transfer by Manufacturer to a carrier for shipment as directed by Company in the applicable purchase order.

5.3          Acceptance and Rejection.

(a)           Concurrent with the delivery of any Batch, Manufacturer shall provide Company with all documentation required to be provided to Company under the Quality Agreement, including, without limitation, a Certificate of Analysis for such Batch.  Company may reject delivery of any Batch that does not conform with the Product Requirements.  Any such notice of rejection shall be in writing and shall indicate the reasons for such rejection.

(b)           In order to reject delivery of a Batch, Company must give written notice to Manufacturer of Company’ rejection of any delivery within [***] ([***]) days after

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receipt of such delivery.  If no such notice of rejection is received, Company shall be deemed to have accepted such delivery of the Batch [***] ([***]) days after delivery of the Batch, except in the case of Hidden Defects.  If Company discovers in a Batch a Hidden Defect, such as a Contaminant, at any time after acceptance of such Batch, Company shall notify Manufacturer within [***] ([***]) days of discovering such Hidden Defect and shall have the right to reject the Batch under the procedures regarding rejection set forth in Section 5.3(c), (d) and (e), as applicable.

(c)           After notice of rejection is given, Company shall cooperate with Manufacturer in determining whether rejection is necessary or justified.  Manufacturer shall notify Company as promptly as reasonably possible (and in any event within [***] ([***]) days after notice of rejection from Company) if Manufacturer does not agree that such rejection is justified.  If no such notice from Manufacturer is received, Manufacturer shall be deemed to agree that such rejection is justified. Should Company reject any Batch and Manufacturer agree that such rejection is justified or if applicable, a third party determines such rejection is justified pursuant to the provisions of Section 5.3(d), Manufacturer shall reimburse Company for Company’s cost for (i) any Exenatide used in such rejected Batch, at the rates set forth in and subject to the maximum liability stated in Section 10.3; and (ii) amounts paid to Manufacturer by Company pursuant to Section 3.2.  Compliance with the provisions of this Section 5.3(c) and payment of the costs in Sections 5.3(d) and (e) shall be Manufacturer’s sole liability to Company where Company rejects a Batch of and either Manufacturer agrees, or a third party determines under Section 5.3(d), that such rejection is justified, subject only to Section 10.4.

(d)           If Manufacturer in good faith disagrees with Company’s determination that rejection of a Batch is justified, certain of the Product in such Batch shall be submitted to a mutually acceptable third party laboratory or expert. Such third party shall determine whether such Product meets the Specifications, and the parties agree that such third party’s determination shall be final and determinative. The party against whom the third party tester rules shall bear all costs of the third party testing.  Whether or not Manufacturer accepts Company’s basis for rejection, promptly on receipt of a notice of rejection of a Batch, Manufacturer shall replace such rejected Batch, at its cost, within [***] ([***]) days.  If the third party tester rules that the Batch meets Specifications and the other warranties in Section 8, Company shall purchase that Batch at the agreed-upon price, irrespective of whether Manufacturer has already replaced it. All replacement Product shall be invoiced as well and Company shall pay for such Product as otherwise provided under the terms of this Agreement. If third party tester agrees that rejection was justified then Manufacturer shall reimburse Company for (i) Company’s cost for any Exenatide used in such rejected Batch, at the rates set forth in and subject to the maximum liability stated in Section 10.3 and (ii) amounts paid by Company pursuant to Section 3.2. Compliance with the provisions of this Section 5.3(d) and payment of the costs in Section 5.3(e) shall be Manufacturer’s sole only liability to Company where Company rejects a Batch of and either Manufacturer agrees, or a third party determines under Section 5.3(d), that such rejection is justified, subject only to Section 10.4. Manufacturer shall have no further liability to the Company in respect of such Batch except to what is stated herein.

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(e)           Company may not destroy any Batch until [***] ([***]) days after rejection unless, prior to that date, Company receives written notification from Manufacturer that Manufacturer does not agree that such rejection is justified or that Manufacturer requests return of such rejected Batch.  Company shall destroy such rejected Batch promptly at Manufacturer’s cost and provide Manufacturer with certification of such destruction.  Company shall, upon receipt of Manufacturer’s request for return, promptly return such Batch to Manufacturer, at Manufacturer’s cost.

5.4          Recalls and Similar Actions

(a)           If there is a recall, withdrawal or field correction with respect to, or any governmental seizure of, Product (“Recall Action”), which Recall Action is considered by the Company or its Collaboration Partner to be due in part to a failure of the Manufacturer to comply with its warranties stated in Section 8.3 of this Agreement then Company or, in the case of a Recall Action in an OUS Country, Collaboration Partner, will notify Manufacturer promptly of the details regarding such Recall Action, including providing copies of all relevant documentation concerning such Recall Action. Manufacturer will assist Company and its Collaboration Partner in investigating any such Recall Action, if Company or its Collaboration Partner so requests, and all regulatory contacts that are made and all activities concerning such Recall Action will be initiated and coordinated by Company or, in the case of a Recall Action in an OUS Country, Collaboration Partner with Manufacturer’s involvement and assistance, as reasonably requested by Company or its Collaboration Partner.

(b)           If any Recall Action occurs which is considered by the Company or its Collaboration Partner to be due in part to a failure of the Manufacturer to comply with its warranties stated in Section 8.3 of this Agreement and Manufacturer agrees with said consideration then Manufacturer shall, to the extent and only to the extent of its relative responsibility, bear the cost and expense of any such Recall Action. Therefore, if both Manufacturer and Company contribute to the cause of such a Recall Action, the cost and expense thereof will be shared in proportion to each party’s contribution to the problem.

(c)           If any Recall Action occurs which is considered by the Company or its Collaboration Partner to be due in part to a failure of the Manufacturer to comply with its warranties stated in Section 8.3 of this Agreement and Manufacturer disagrees with said consideration then the Parties shall refer to a mutually acceptable third party expert. Such third party shall determine if Manufacturer has complied with its warranties stated in Section 8.3. If such a determination is made Manufacturer shall have no liability towards the cost and expense of the Recall Action. If the third party determines Manufacturer has not complied with its warranties stated in Section 8.3 Manufacturer shall, to the extent and only to the extent of its relative responsibility, bear the cost and expense of any such Recall Action.

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6.             Protection of Confidential Information.

6.1          Confidentiality.  During the Term and for a period of ten (10) years thereafter, each party (the “Receiving Party”) agrees with respect to any Confidential Information of the other party (the “Disclosing Party”):

(a)           To use such Confidential Information only for the purposes set forth in this Agreement;

(b)           To receive, maintain and hold the Confidential Information in confidence;

(c)           Not to disclose, or authorize or permit the disclosure of, any Confidential Information to any third party without the prior written consent of the Disclosing Party; and

(d)           Except as needed to fulfill its obligations hereunder, to return any Confidential Information to the Disclosing Party at the request of the Disclosing Party and to retain no copies or reproductions thereof.

6.2          Limitations.  The Receiving Party shall not be obligated to treat as Confidential Information information that the Receiving Party can show by competent written evidence:

(a)           was already known to the Receiving Party without any obligations of confidentiality prior to receipt from the Disclosing Party;

(b)           was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)           became generally available to the public or otherwise part of the public domain after its disclosure, other than through any act or omission of the Receiving Party in breach of any obligation of confidentiality;

(d)           was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation not to disclose such information to others; or

(e)           was independently discovered or developed by the Receiving Party without the use of the Disclosing Party’s Confidential Information.

6.3          Authorized Disclosure.  Notwithstanding Section 6.1, the Receiving Party may disclose Confidential Information, without violating the obligations of this Agreement, to the extent the disclosure is required by Applicable Laws or a valid order of a court or other governmental body having jurisdiction; provided that the Receiving Party gives reasonable prior written notice to the Disclosing Party of such required disclosure and makes a reasonable effort to obtain, or to assist the Disclosing Party in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation requires, or for which the order was issued.  Further, the Receiving Party may disclose Confidential Information of the Disclosing Party solely to the extent (a) such disclosure is reasonably necessary in advising investors and the investment community of the results of the research, development or commercialization activities hereunder (subject to the prior written consent of the Disclosing Party, which consent will not be unreasonably withheld), or (b) such disclosure is made to Affiliates, employees, consultants or agents (or, with respect to Company, to Collaboration Partner), to other third parties in connection with due diligence by such Third Parties, or to potential third party investors in confidential financing documents, provided, in each case, that any such Affiliate, employee, consultant, agent or third party is subject to confidentiality and non-use obligations with respect to such information.

6.4          Use of Name/Publicity.  Neither party shall use the other party’s name, nor shall Manufacturer use Collaboration Partner’s name, in connection with any publication or promotion without the other party’s written consent, or, as applicable to Manufacturer, Collaboration Partner’s written consent, except as required by federal, state or local laws, rules and regulations.  Manufacturer shall not disclose the specific content or terms of this Agreement without the prior written consent of Company.

6.5          Collaboration Partner.  For purposes of this Agreement, Confidential Information shall include all information confidential and/or proprietary to Collaboration Partner that is provided to Manufacturer under this Agreement and Manufacturer agrees to comply with the confidentiality obligations under this Section 6 with respect to all of such information of Collaboration Partner supplied hereunder.

7.             Intellectual Property Rights.

7.1          Company Inventions.  All right, title and interest in and to any intellectual property rights in Exenatide and Product shall at all times be and remain the sole and exclusive property of Company.  Company shall solely own, and shall alone have the right to apply for patents, patent rights and inventor’s certificates, on any invention, method, process, discovery or know-how (whether or not patentable) which is conceived solely by Company, its consultants or agents (other than Manufacturer) in the performance of this Agreement (“Company Inventions”).

7.2          Manufacturer Inventions.  Manufacturer shall solely own, and shall alone have the right to apply for patents, patent rights and inventor’s certificates, on any invention, method, process, discovery or know-how (whether or not patentable) which is conceived solely by Manufacturer, its consultants or agents in the performance of this Agreement (“Manufacturer Inventions”). Joint Inventions.  Any invention, method, process, discovery or know-how (whether or not patentable)  not conceived solely by either Company and Manufacturer or their respective consultants or agents during the performance of this Agreement (“Joint Inventions”) shall be jointly owned by Company and Manufacturer.  The law of joint ownership of patents of the United States shall apply to joint ownership of any Joint Inventions inside and outside of the United States.  Where appropriate, the Parties may engage outside counsel agreeable to both Parties (the costs of which shall be borne equally by the Parties) to represent them jointly in the prosecution of patent applications and the maintenance of patents with respect to Joint Inventions.

7.3          Prosecution.  Should either party not wish to file, prosecute, maintain or issue a patent application or maintain a patent covering such party’s interest in a Joint Invention, then such party (the “Granting Party”) shall, at the other party’s election, grant to the other party (i) a perpetual, irrevocable, exclusive (even as to the Granting Party and its Affiliates), worldwide, fully paid-up royalty-free license under the Granting Party’s interest in the Joint Invention, with the right to grant sublicenses, to develop, make, have made, use, import, offer to sell, have sold and sell products, and (ii) any necessary authority to file, prosecute, maintain and issue such a patent application or maintain such a patent, all at the expense of the party requesting that such filing be made or action be taken.

7.4          Assistance.  Upon request, Company and Manufacturer shall each provide the other with reasonable assistance in obtaining patents and, if necessary, enforcing patent rights in Manufacturer Inventions, Company Inventions or Joint Inventions, as applicable.  To that end, each party agrees to assist the other in executing, verifying and delivering such documents and performing such acts as may be reasonably requested by the other party in applying for, obtaining, perfecting, evidencing, sustaining or enforcing the other party’s rights in Manufacturer Inventions, Company Inventions or Joint Inventions, as applicable.  The party requesting such assistance shall reimburse the assisting party for all reasonable out-of-pocket expenses incurred and provide reasonable compensation for time spent in providing such assistance, except in the case of any patent covered by a Joint Invention, in which case no compensation shall be provided and all expenses shall be [***] by the Parties (i.e., [***]% paid by Company and [***]% paid by Manufacturer).

7.5          Infringement.  Each party shall promptly notify the other of any potential alleged or threatened infringement of patents claiming any Company Invention, Manufacturer Invention or Joint Invention, or of any allegation by a third party of which it becomes aware that the activity of Company or Manufacturer pursuant to this Agreement infringes a third party’s patent rights.

7.6          Manufacturing Process License.  Manufacturer hereby grants Company a perpetual, irrevocable, exclusive, worldwide, royalty-free, fully paid-up license, with the right to sublicense, to all of Manufacturer’s rights in and to the Manufacturing Process, including any Manufacturer Inventions, to use, make, have made, import, offer to sell, have sold and sell Product or any other product containing Exenatide; provided however, if Company or any sublicense of Company or any successor business or assignee wishes Manufacturer to assist in the transfer of the Manufacturing Process to another manufacturer, Manufacturer shall have the right to charge a commercially reasonable fee based on FTE rates for providing training and other assistance requested by such party in connection with such technology transfer.

8.             Representations and Warranties.

8.1          No Inconsistent Obligations.  Each party represents and warrants that the terms of the Agreement are not inconsistent with its other contractual arrangements or obligations.

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8.2          Due Authorization.  Each party represents and warrants that (a) it has full power and authority to enter into this Agreement, (b) this Agreement has been duly authorized by it, and (c) this Agreement is binding upon it.

8.3          Product Warranties.  Manufacturer represents and warrants that Product delivered hereunder will:

(a)           be manufactured by Manufacturer in accordance with cGMPs and relevant Regulatory Approvals;

(b)           conform to the Specifications at the time of delivery;

(c)           not contain any Contaminant or be adulterated within the meaning of the FDCA or any other Applicable Law in which the definitions of adulteration are substantially the same as those contained in the FDCA, as such laws are constituted and effective at the time of delivery;

(d)           not be an article which may not, under the provisions of Sections 404, 505 of 512 of the FDCA, be introduced into interstate commerce; and

(e)           be free and clear of any lien or encumbrance.

Company’s remedies and Manufacturer’s liability with respect to the warranties set forth in this Section 8.3 are set forth in Section 5.3(d) above.

8.4          The Company represents, warrants and agrees that:

a)             The manufacture of Product as contemplated herein, will not, to the Company’s knowledge, infringe any existing patents or any other proprietary rights of third parties, and as of the date hereof Company has not received any notice of any claimed infringement (including without limitation patent infringement) in connection with the Product.

b)            The Company, to the Company’s knowledge, and its employees have never been debarred or convicted of a crime for which a person can be debarred, under subsection (a) or (b) of 21 U.S.C. § 335a, as amended, and Company agrees that it does not now and does not intend in the future to use in any capacity the services of any person debarred under subsection (a) or (b) of 21 U.S.C. §335a, as amended.  If, during the term of this Agreement, Company or any other person performing under this Agreement becomes debarred or disqualified, or receives notice of an action or threat of an action with respect to debarment or disqualification, Company shall promptly notify Manufacturer.

8.5          No Debarred or Disqualified Persons. Manufacturer represents and warrants that it is not currently and it shall not employ, contract with, or retain any person directly or indirectly to perform any services under this Agreement if such a person (a) is under investigation by the FDA for debarment or is presently debarred by the FDA pursuant to 21 U.S.C. § 335a or its successor provisions or any regulations promulgated thereunder, (b) has a disqualification hearing pending or has been disqualified by the FDA pursuant to 21 CFR § 312.70 or its successor provisions or (c) is subject to similar investigation or disqualification pursuant to any other relevant regulatory authority.  In addition, Manufacturer represents and warrants that it has not engaged in any conduct or activity which could lead to any of the above-mentioned disqualification or debarment actions.  If, during the Term, Manufacturer or any person employed or retained by it to perform any services under this Agreement (i) comes under investigation by the FDA for a debarment action or disqualification, (ii) is debarred or disqualified, or (iii) engages in any conduct or activity that could lead to any of the above-mentioned disqualification or debarment actions, Manufacturer shall immediately notify Company of same.

8.6          Disclaimer.  Except as set forth above, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGMENT, MERCHANTIBILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

8.7          Limitation of Liability.  NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER.  This Section 8.6 shall not be construed to limit either party’s indemnification obligations under Section 10 or to limit remedies available for breach of confidentiality and non-use obligations or for infringement or misappropriation of intellectual property rights.

9.             Term and Termination.

9.1          Term.  The term of this Agreement shall commence on the Effective Date and, unless terminated earlier as provided herein, shall continue until the expiration of the Fifth Period, subject to renewal by mutual written agreement of the parties (the “Term”).

9.2          Termination by Either Party.  A party may terminate this Agreement:

(a)           for material breach of this Agreement by the other party upon sixty (60) days’ written notice specifying the nature of the breach, if such breach has not been cured within such sixty (60) day period; provided, this Agreement may be terminated immediately if the breach is incapable of remedy or has not been corrected by the breaching party within sixty (60) days after written notice; or

(b)           effective by giving written notice to the other party, if the other party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization (other than a reorganization without insolvency), dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors or becomes a party to any proceeding or action of the type described above and such proceeding or action remains undismissed or unstayed for a period of more than sixty (60) days.

9.3          Termination by Company. Company may terminate this Agreement

(a)           at any time after the expiration of the Fifth Period upon one (1) year’s prior written notice to Manufacturer;

(b)           at any time prior to the Approval Date in the event that Company makes a good faith determination that it will not continue with the commercialization of Product, upon at least sixty (60) days prior written notice to Manufacturer, and such termination shall be effective at the end of such sixty (60) day period; provided that Company shall remain obligated to pay for Product ordered under any purchase orders issued by Company to Manufacturer prior to such effective termination date.

(c) immediately upon written notice to Manufacturer if Manufacturer (i)  has its manufacturing authorizations for the Product suspended or withheld (ii) in the case of a PAI, fails to pass an inspection by a Regulatory Authority (iii) in the case of a regulatory inspection by a Regulatory Authority fails to pass an inspection and has not taken, within one hundred (100) Business Days, such action as is necessary to correct the items cited by the Regulatory Authority.

9.4          Automatic Termination. In the event Company notifies Manufacturer that it has terminated development of Exenatide following the receipt by Company of notice of final rejection by the FDA for marketing authorization for commercial sale and distribution of Product in the United States, then this Agreement shall automatically terminate.

9.5          Survival Upon Termination.  Expiration or termination of this Agreement will not relieve the parties of any obligation accruing prior to such expiration or termination.  Sections 1, 4.7, 4.9, 6, 7, 8.3, 8.5, 8.6, 9.5, 9.6, 9.7, 10, 11 and 12 will survive termination of this Agreement.

9.6          Remedies.  In the event of any breach of any provision of this Agreement, in addition to the termination rights set forth herein, each party shall have all other rights and remedies at law or equity to enforce this Agreement.

10.          Indemnification.

10.1                        By Company.  Company agrees to indemnify, defend and hold harmless Manufacturer and its Affiliates and their respective officers, employees and agents (“Manufacturer Indemnitees”) from any loss, expense (including reasonable legal counsel fees and expenses), cost, liability or damages (“Losses”) incurred by any Manufacturer Indemnitee as a result of any claim, demand, action or other proceeding by any third party (“Claim”) arising out of or related to (a) Company’s breach of any representation or warranty made by Company in this Agreement or (b) the handling, possession, storage or use of Product by or on behalf of Company following delivery by Manufacturer to Company, except to the extent Manufacturer is obligated to indemnify Company with respect to such Losses under Section 10.2 or the Losses are based on the negligence or willful misconduct of any Manufacturer Indemnitee.  Manufacturer Indemnitees shall promptly and in any event within thirty (30) days notify Company of any known Claim which is the subject of Losses.  Manufacturer Indemnitees shall fully cooperate with Company in the defense or settlement of any claim of Losses under this Section 10.1; provided, however, that no Manufacturer Indemnitee shall be required to admit fault or responsibility in connection with any settlement.  Manufacturer Indemnitee shall have the right to select and to obtain representation by separate legal counsel at its own expense.

10.2        By Manufacturer.  Manufacturer shall indemnify and hold harmless Company and Collaboration Partner and their respective Affiliates and their respective officers, employees and agents (“Company Indemnitees”) from and against any and all Losses to which any Company Indemnitee may become subject as a result of any Claim arising out of or related to (a) Manufacturer’s breach of any representation or warranty made by Manufacturer in this Agreement or (b) the handling, possession, storage or use of Exenatide or Product by or on behalf of Manufacturer prior to delivery of Product by Manufacturer to Company, except to the extent Company is obligated to indemnify Manufacturer with respect to such Losses under Section 10.1 or the Losses are based on the negligence or willful misconduct of any Company Indemnitee.  Company Indemnitee shall promptly and in any event within thirty (30) days notify Manufacturer of any known Claim which is the subject of Losses.  Company Indemnitees shall fully cooperate with Manufacturer in the defense or settlement of any claim of Losses under this Section 10.2; provided, however, that no Company Indemnitee shall be required to admit fault or responsibility in connection with any settlement.  Company Indemnitee shall have the right to select and to obtain representation by separate legal counsel at Company’s own expense.

10.3        Loss of Exenatide.  If any Exenatide is destroyed, damaged or lost while in Manufacturer’s custody, control or storage, Manufacturer’s liabilities shall be determined at a rate of [***] US dollars ($[***]) per gramme of Exenatide and limited to a maximum of [***] US dollars ($[***]) for each individual incidence of loss.  For the avoidance of doubt Manufacturer shall not be liable for loss of Exenatide if peptide content has deteriorated and Manufacturer has complied fully with the storage requirements for Exenatide as specified by Company.

10.4        Restriction on Limitation of Liability.  Nothing in this Agreement shall limit a party’s liability in respect of death or personal injury caused by the negligence of that party or its liability in respect of fraudulent misrepresentation.

11.          Dispute Resolution

11.1                        Discussions Between the Parties.  If any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement, including, without limitation, any action or claim based on tort, contract, or statute (including any claims of breach or violation of statutory or common law protections from discrimination, harassment and hostile working environment), or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (“Disputed Claim”), arises between the parties and the parties cannot resolve the dispute within thirty (30) days of a written request by either party to the other party, the parties agree to hold a meeting, attended by the an executive officer or their equivalent of Company and Manufacturer, to attempt in good faith to negotiate a resolution of the dispute prior

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to pursuing other available remedies.  If, within sixty (60) days after such written request, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be resolved by final and binding arbitration in accordance with Section 11.2.

11.2        Arbitration.

(a)           Arbitration of Disputed Claims between the parties under this Section 11.2 shall be conducted in accordance the Rules of the International Chamber of Commerce, Court of Arbitration, Paris (the “ICC”), except to the extent the provisions of this Section 11.2 conflict with such Rules, in which case the provisions of this Section 11.2 shall prevail. .

(b)           The arbitration shall be conducted by three (3) arbitrators who shall be knowledgeable in the subject matter which is at issue in the dispute has no current or past affiliation with either party or their respective Affiliates.  Each party shall select one of the arbitrators within thirty (30) days after notice of arbitration under this Section 11.2, and the third arbitrator, who shall act as the Chair of the arbitration, shall be appointed by the ICC.

(c)           The arbitrators shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time that the parties must expend for discovery; provided that the arbitrators shall permit such discovery as the arbitrators deem necessary to permit an equitable resolution of the dispute.  The arbitrators shall have sole discretion with regard to the admissibility of any evidence.

(d)           No later than ninety (90) days after the arbitrators are selected (or such other period of time as agreed to by the parties in writing), the arbitrators will hold the arbitration hearing to resolve each of the issues identified by the parties.  The arbitrators may conduct additional arbitration hearings if the arbitrators deem appropriate; provided that all arbitration hearings will be completed by no later than one hundred twenty (120) days after the arbitrators are selected (or such other period of time as agreed to by the parties in writing).  Each party will have the right to be represented by counsel at any such arbitration hearing.  The arbitration hearings shall be held in London, England.  Collaboration Partner and its counsel shall have the right to be present at all arbitration hearings and review all documents related to or produced as part of the arbitration.

(e)           The arbitration will be confidential and the arbitrators will issue appropriate protective orders to safeguard each party’s Confidential Information and, to the extent necessary, Collaboration Partner’s Confidential Information.  Except as required by law, no party will make (or instruct the arbitrators to make) any public announcement with respect to the proceedings or decision of the arbitrators without the prior written consent of the other party.  The existence of any Disputed Claim, and the award of the arbitrators, will be kept in confidence by the parties and the arbitrators, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

(f)            The arbitrators shall, within thirty (30) days after the conclusion of the arbitration hearings, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded.  The arbitrators shall be authorized to award compensatory damages, but shall NOT be authorized to (i) award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) award punitive damages, or (iii) reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in subsections (i) and (ii) of this sentence will not apply if such damages are statutorily imposed.  The arbitrators also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief they deem just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance.  The decision of the arbitrators shall be final and binding upon the parties.  Judgment on the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof.  Nothing herein shall limit or restrict a party’s ability to seek injunctive or other equitable relief in the event of a breach or anticipated breach of Section 6.

(g)           Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies, such as attachment, preliminary injunction or replevin, to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.  This Section 11.2 shall not apply to any dispute, controversy or claim that concerns (i) the validity or infringement of a patent, trademark or copyright; or (ii) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

11.3        Costs and Awards.  Each party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the arbitrator.  Absent the filing of an application to correct or vacate the arbitration award under California Code of Civil Procedure Sections 1285 through 1288.8, each party shall fully perform and satisfy the arbitration award within fifteen (15) days of the service of the award.

11.4        Waiver and Acknowledgment.  By agreeing to this binding arbitration provision, the parties understand that they are waiving certain rights and protections which may otherwise be available if a Disputed Claim between the parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

12.          Miscellaneous.

12.1                        No Implied Licenses.  No right or license is granted under this Agreement by either party to the other, either expressly or by implication, except those specifically set forth herein.

12.2                        Non-Solicitation

(a)           Manufacturer shall not, during the Term, employ or engage or offer to employ or engage any person who during the [***] ([***]) months prior to the

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commencement of such employment or engagement was employed by Company or Collaboration Partner.

(b)           Company shall not, during the Term, employ or engage or offer to employ or engage any person who during the [***] ([***]) months prior to the commencement of such employment or engagement was employed by Manufacturer as a [***], [***] (Grade [***] or higher) [***] employee or a [***] employee.

(c)           Notwithstanding the foregoing, nothing in this Agreement shall prohibit (i) the general advertisement of employment positions by a party in any trade publication or other publication of general circulation, (ii) the employment of any current employee of Company by Manufacturer if such person initiates contact with Manufacturer without any prior solicitation by Manufacturer or on Manufacturer’s behalf, other than as permitted in clause (i) hereof, or (iii) the employment of any current employee of Manufacturer by Company if such person initiates contact with Company without any prior solicitation by Company or on Company’s behalf, other than as permitted in clause (i) hereof.

12.3        Independent Contractor Relationship.  Manufacturer’s relationship with Company will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship.  Manufacturer is not an agent of Company and is not authorized to make any representation, contract, or commitment on behalf of the Company.  Manufacturer will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Manufacturer’s performance of services and receipt of fees under this Agreement.  Manufacturer agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Manufacturer, its agents or employees under this Agreement.  Manufacturer hereby agrees to indemnify and defend Company against any and all such taxes or contributions, including penalties and interest.

12.4        Entire Agreement; Amendment.  This Agreement, together with all exhibits attached hereto and hereby incorporated herein, constitutes the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements relating to its subject matter.  This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

12.5        Severability.  If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected and shall remain in full force and effect, to the extent consistent with the intent of the parties as evidenced by this Agreement as a whole.

12.6        Assignment; Delegation.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that neither Company nor Manufacturer shall transfer or assign this Agreement without the prior written consent of the other party.  However, Company may assign this Agreement and its rights

* Confidential Treatment Request(ed)

and obligations hereunder without such consent to Collaboration Partner or in connection with the transfer or sale of all or substantially all of its assets relating to Exenatide or in the event of Company’s merger or consolidation or change in control of similar transaction.  Manufacturer may not subcontract or otherwise delegate its obligations under this Agreement without Company’ prior written consent.

12.7        Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, excluding its conflict of laws principles.

12.8        Headings.  Section headings are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

12.9        Days.  Unless otherwise specified herein, references to a number of days shall reference calendar days.

12.10      Force Majeure.  Neither party to this Agreement shall be deemed to be in breach of this Agreement or otherwise liable to the other party in any manner whatsoever for any failure or delay in performing its obligations under this Agreement due to Force Majeure (as defined herein).  If a party’s performance of its obligations under this Agreement is affected by Force Majeure, then it shall give written notice to the other party, specifying the nature and extent of the Force Majeure, within seven (7) days of becoming aware of the Force Majeure and will at all times use all reasonable endeavors to mitigate the severity of the Force Majeure.  If the Force Majeure in question prevails for a continuous period in excess of ninety (90) days after the date on which the Force Majeure begins, the party not in default is then entitled to give notice in writing to the defaulting party to terminate this Agreement.  The notice to terminate must specify the termination date, which must not be less than ten (10) days after the date on which the notice to terminate is given.  Once a notice to terminate has been validly given, this Agreement will terminate on the termination date set out in the notice and neither party shall be liable for any claims, damages or penalties for such failure or delay.  For the purposes herein, “Force Majeure” means, in relation to either party, acts of God, acts of war or national emergency, riots, civil commotion, terrorism, fire, explosion, public utilities failure, or flood.

12.11      Notices.  Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing.

If to Company:	Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive, Suite 110
San Diego, CA 92121
Attn: Senior Director, Manufacturing
Fax: (858) 558-0257

With a copy sent to the attention of General Counsel at the
same address as above, Fax: (858) 552-1936

If to Manufacturer:	CP Pharmaceuticals, Ltd.
Ash Road North
Wrexham Industrial Estate
Wrexham LL13 9UF
United Kingdom
Attn: Company Secretary
Fax: 0044 1978 661676

All notices shall be deemed made upon receipt by the addressee as evidenced by the applicable written receipt or, in the case of a facsimile, as evidenced by the confirmation of transmission, or, in the case of an email, as evidenced by a reply email.

12.12      Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

12.13      Non-Waiver.  No failure or delay of one of the parties to insist upon strict performance of any of its rights or powers under this Agreement shall operate as a waiver thereof, nor shall any other single or partial exercise of such right or power preclude any other further exercise of any rights or remedies provided by law.

12.14      Export.  Manufacturer agrees not to export, directly or indirectly, any U.S. source technical data acquired from Company or any products utilizing such data to countries outside the United States, which export may be in violation of the United States’ export laws or regulations.

12.15      Product Liability Insurance. Manufacturer will take out product liability insurance to the extent Company so advises in writing.  Company will in turn reimburse Manufacturer for such insurance premiums within 30 days of the receipt of the invoice for same.  Any product liability claim beyond such amount will be solely on account of Company.

12.16      Cooperation with Collaboration Partner. Manufacturer acknowledges that Amylin’s Collaboration Partner will make all sales of Product outside the U.S. and will serve as the regulatory lead in all jurisdictions outside the United States. Manufacturer agrees to cooperate with Collaboration Partner in all matters relating to supply for and regulatory compliance in jurisdictions outside the U.S., and to permit Collaboration Partner access to all facilities, records and information that Collaboration Partner may reasonably request in connection therewith.  Lilly shall be deemed a beneficiary of this Agreement, shall have the right to cure any breach of this Agreement by Amylin, and with the consent of Amylin, which such consent shall not be unreasonably withheld, may institute legal action to enforce the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this SUPPLY AGREEMENT on the Effective Date.

AMYLIN PHARMACEUTICALS, INC.		CP PHARMACEUTICALS, LTD.

By:	/s/ Gregg Stetsko	By:	/s/ Lalit Kumar

Printed Name:	Gregg Stetsko	Printed Name:	Lalit Kumar

Title:	Vice President, Operations	Title:	Director

[SIGNATURE PAGE TO SUPPLY AGREEMENT]

EXHIBIT A

Pricing

Exenatide low-dose1.2 ml cartridge	[***] per naked cartridge bulk packed in Correx trays

Exenatide demonstration (Placebo) 1.2 ml cartridge	[***] per naked cartridge bulk packed in Correx trays

Exenatide high-dose 2.4 ml cartridge	[***] per naked cartridge bulk packed in Correx trays

Analytical and microbiological testing and packaging are inclusive in the prices set forth above.

Any additional services, such as assistance with regulatory submissions, provision of documentation copies, non-routine quality control testing and component approval, will be charged at a rate of [***] per man-hour.  These services and document copies are in addition to those required to be supplied by the Manufacturer under this Agreement.  All services and copies, and the charges for them, must be agreed in advance by Amylin.

All prices shall increase on [***] of each [***] following the Approval Date by the lesser of (a) the most recently reported [***] or (b) [***] percent ([***]%).

* Confidential Treatment Request(ed)

Exhibit “B”

 Purchase Specification for Exenatide Injection in Cartridges

Description:       [***] mg/mL peptide, [***]% (w/v) [***], [***]% (w/v) [***] in [***] mM [***] [***] in 1.2, 2.4, or 3.0 mL cartridges with [***] and [***].

ATTRIBUTE

SPECIFICATION

METHOD(1)

[***]	[***]	[***] or [***]
[***]	[***] to [***]	[***]
[***]	NMT [***] counts/container NLT [***] μm NMT [***] counts/container NLT [***] μm	[***]
[***]	[***] to [***] [***]/kg	[***]
[***]	[***] ± [***] Da	[***]
[***] [***] [***]	[***] [***]% to [***]% [***]% to [***]% of [***]	[***]
[***] Total [***] Individual [***] [***]AC2993 [***]AC2993	NLT [***]% NMT [***]% NMT [***]% NMT [***]%	[***]
[***]	[***]% to [***]% of [***]	[***] or [***]
[***]	LT [***] EU/mL	[***] or [***]
[***]	[***] ([***])	[***] or [***]
[***] [***]	NMT [***] NMT [***]	[***] or [***]
[***]	NLT [***]	[***], [***] or [***]

1.               [***] ([***]) are used for [***] and [***], except [***] A, B, C and D are used for [***] or [***], and may be used in [***].

2.             [***] are, for [***], [***]; for [***], [***]; for [***], [***]; and for [***], [***].

* Confidential Treatment Request(ed)